Exhibit 8.01

SUBSIDIARIES OF THE REGISTRANT

Subsidiary		List of Subsidiaries Jurisdiction of Organization	Name Under Which the Subsidiary Does Business

BRF Energia S.A.		Brazil	BRF Energia S.A.
BRF GmbH		Austria	BRF GmbH
BRF Foods LLC		Russia	BRF Foods LLC
BRF France SARL	(l)	France	BRF France SARL
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.		South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH	(b)	Austria	BRF Global GmbH
BRF Foods LLC		Russia	BRF Foods LLC
Qualy 5201 B.V.	(b) (l)	The Netherlands	Qualy 5201 B.V.
Xamol Consultores Serviços Ltda.	(l)	Portugal	Xamol Consultores Serviços Ltda.
BRF Japan KK		Japan	BRF Japan KK
BRF Korea LLC		Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd.		China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.		China	BRF Shanghai Trading Co. Ltd.
BRF Singapore PTE Ltd.		Singapore	BRF Singapore PTE Ltd.
BRF Germany GmbH	(l)	Germany	BRF Germany GmbH
BRF GmbH Turkiye Irtibat	(g)	Turkey	BRF GmbH Turkiye Irtibat
BRF Holland B.V.	(l)	The Netherlands	BRF Holland B.V.
Campo Austral S.A.	(k)	Argentina	Campo Austral S.A.
Eclipse Holding Cöoperatief U.A.	(k)	The Netherlands	Eclipse Holding Cöoperatief U.A.
BRF B.V.	(l)	The Netherlands	BRF B.V.
ProudFood Lda		Angola	ProudFood Lda
BRF Hungary LLC		Hungary	BRF Hungary LLC
BRF Iberia Alimentos SL	(l)	Spain	BRF Iberia Alimentos SL
BRF Invicta Ltd.		England	BRF Invicta Ltd.
Invicta Food Products Ltd.	(l)	England	Invicta Food Products Ltd.
BRF Wrexham Ltd.	(l)	England	BRF Wrexham Ltd.
Invicta Food Group Ltd.	(b) (l)	England	Invicta Food Group Ltd.
Invicta Foods Ltd.	(l)	England	Invicta Foods Ltd.
Invicta Foodservice Ltd.	(l)	England	Invicta Foodservice Ltd.
Universal Meats (UK) Ltd.	(b) (l)	England	Universal Meats (UK) Ltd.
BRF Italia SPA	(l)	Italy	BRF Italia SPA
Compañía Paraguaya Comercial S.A.		Paraguay	Compañía Paraguaya Comercial S.A.
Campo Austral S.A.	(k)	Argentina	Campo Austral S.A.
Itega S.A.	(k)	Argentina	Itega S.A.
Eclipse Holding Cöoperatief U.A.	(k)	The Netherlands	Eclipse Holding Cöoperatief U.A.
Buenos Aires Fortune S.A.	(k)	Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(k)	Argentina	Campo Austral S.A.
Eclipse Latam Holdings	(k)	Spain	Eclipse Latam Holdings
Buenos Aires Fortune S.A.	(k)	Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(k)	Argentina	Campo Austral S.A.
Campo Austral S.A.	(k)	Argentina	Campo Austral S.A.
Itega S.A.	(k)	Argentina	Itega S.A.
Golden Foods Poultry Limited	(l)	Thailand	Golden Foods Poultry Limited
Golden Poultry Siam Limited	(l)	Thailand	Golden Poultry Siam Limited
Golden Poultry Siam Limited	(l)	Thailand	Golden Poultry Siam Limited
BRF Thailand Limited	(l)	Thailand	BRF Thailand Limited
BRF Feed Thailand Limited	(l)	Thailand	BRF Feed Thailand Limited
Golden Foods Sales (Europe) Limited	(l)	England	Golden Foods Sales (Europe) Limited

Golden Quality Foods Europe BV	(l)	The Netherlands	Golden Quality Foods Europe BV
Golden Quality Foods Netherlands BV	(l)	The Netherlands	Golden Quality Foods Netherlands BV
Golden Foods Siam Europe Limited	(b) (l)	England	Golden Foods Siam Europe Limited
Golden Quality Poultry (UK) Ltd	(l)	England	Golden Quality Poultry (UK) Ltd
Perdigão Europe Lda.		Portugal	Perdigão Europe Lda.
Perdigão International Ltd.		Cayman Island	Perdigão International Ltd.
BFF International Ltd.		Cayman Island	BFF International Ltd.
Highline International	(a)	Cayman Island	Highline International
Sadia Overseas Ltd.		Cayman Island	Sadia Overseas Ltd.
ProudFood Lda		Angola	ProudFood Lda
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Foods GmbH	(c)	Germany	Sadia Foods GmbH
SATS BRF Food PTE Ltd.		Singapore	SATS BRF Food PTE Ltd.
BRF Global Namíbia		Namibia	BRF Global Namíbia
Wellax Food Logistics C.P.A.S.U. Lda.		Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
BRF Luxembourg Sarl		Luxemburgo	BRF Luxembourg Sarl
BRF Austria GmbH		Austria	BRF Austria GmbH
One Foods Holdings Ltd		United Arab Emirates	One Foods Holdings Ltd
Al-Wafi Food Products Factory LLC		United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.		United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol International for Foods Products		Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Kuwait	BRF Al Yasra Food K.S.C.C. ("BRF AFC")
BRF Foods GmbH		Austria	BRF Foods GmbH
Al Khan Foodstuff LLC ("AKF")		Oman	Al Khan Foodstuff LLC ("AKF")
FFM Further Processing Sdn. Bhd.		Malaysia	FFM Further Processing Sdn. Bhd.
FFQ GmbH	(i)	Austria	FFQ GmbH
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
TBQ Foods GmbH		Austria	TBQ Foods GmbH
Banvit Bandirma Vitaminli		Turkey	Banvit Bandirma Vitaminli
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Turkey	Banvit Enerji ve Elektrik Üretim Ltd. Sti.
Banvit Foods SRL		Romania	Banvit Foods SRL
Nutrinvestments BV		The Netherlands	Nutrinvestments BV
Banvit ME FZE		United Arab Emirates	Banvit ME FZE
Banvit Foods SRL		Romania	Banvit Foods SRL
One Foods Malaysia SDN. BHD.	(d)	Malaysia	One Foods Malaysia SDN. BHD.
Federal Foods LLC		United Arab Emirates	Federal Foods LLC
Federal Foods Qatar		Qatar	Federal Foods Qatar
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
BRF Hong Kong LLC		Hong Kong	BRF Hong Kong LLC
Establecimiento Levino Zaccardi y Cia. S.A.	(a) (k)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
BRF Pet S.A.		Brazil	BRF Pet S.A.
PP-BIO Administração de bem próprio S.A.	(h)	Brazil	PP-BIO Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.
PR-SAD Administração de bem próprio S.A.	(e)	Brazil	PR-SAD Administração de bem próprio S.A.
Quickfood S.A.	(k)	Argentina	Quickfood S.A.
Sadia Alimentos S.A.	(k)	Argentina	Sadia Alimentos S.A.
Avex S.A.	(k)	Argentina	Avex S.A.
Sadia International Ltd.		Cayman Island	Sadia International Ltd.
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
Avex S.A.	(k)	Argentina	Avex S.A.
Compañía Paraguaya Comercial S.A.		Paraguay	Compañía Paraguaya Comercial S.A.
Sadia Alimentos S.A.	(k)	Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.		Cayman Island	Sadia Overseas Ltd.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
UP Alimentos Ltda.	(m)	Brazil	UP Alimentos Ltda.

Vip S.A. Empreendimentos e Participações Imobiliárias		Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	(a) (k)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2018 of R$4,913 (R$3,617 as of December 31, 2017) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2018 of R$7,360 (R$6,471 as of December 31, 2017). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2018 of R$20,725 (R$20,210 as of December 31, 2017). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$44,805 as of December 31, 2018 (R$126,570 as of December 31, 2017). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$45,052 as of December 31, 2018 (R$41,636 as of December 31, 2017). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford, England with an investment of R$44 as of December 31, 2018 (R$16 as of December 31, 2017). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On February 28, 2018, Sadia Foods GmbH closed the activities.

(d)       On June 21, 2018, BRF Malaysia Sdn. Bhd changed its name to One Foods Malaysia SDN. BHD..

(e)       On July 31, 2018 the Company sold its equity stake in PR-SAD.

(f)        On September 01, 2018, BRF Foods GmbH and One Foods Holdings Ltd., which jointly held 100% of equity stake in SHB Comércio e Indústria de Alimentos S.A., sold their stakes to BRF S.A..

(g)       On October 02, 2018, BRF GmbH Turkiye Irtibat closed the activities.

(h)       On October 05, 2018, PP-BIO increased its equity interest in 33.33%, totaling 66.66% of the equity.

(i)        On October 12, 2018, FFQ GmbH was incorporated.

(j)        On December 31, 2008, SHB Comércio e Indústria de Alimentos SA was merged into the parent company BRF S.A . note (1.7).

(k)       Subsidiaries in Argentina included in discontinued operations (note 12).

(l)        Subsidiaries in Europe and Thailand included in discontinued operations (note 12).

(m)      On December 2018, UP Alimentos Ltda. ended its activities.